UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 22, 2026
BUTLER NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Kansas
(State or Other Jurisdiction of Incorporation)

0-1678 (Commission File Number)	41-0834293 (IRS Employer Identification No.)

One Aero Plaza, New Century, Kansas (Address of Principal Executive Offices)	66031 (Zip Code)

913-780-9595
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 22, 2026, the Compensation Committee of the Board of Directors of Butler National Corporation (the “Company”) approved and adopted changes to the annual base salary and bonus opportunity for Adam B. Sefchick, the Company’s Chief Financial Officer. Mr. Sefchick’s annual base salary for the Company’s fiscal year ending April 30, 2027 was increased from $290,000 to $302,000. Additionally, the Compensation Committee approved Mr. Sefchick’s bonus opportunity for fiscal year 2027 under the Company’s Annual Cash Bonus Plan. Mr. Sefchick’s annual cash bonus target was increased from $60,000 to $70,000, with a maximum potential bonus payment of $110,000. The annual cash bonus amount will be determined based upon the following performance goals: (1) Company revenue, (2) Company operating income, and (3) other non-financial components.

Also on July 22, 2026, the Compensation Committee approved a grant of 20,222 shares of restricted stock to Mr. Sefchick valued at $100,000 (the “Award”). The shares of restricted stock awarded are subject to pro-rata vesting in substantially equal amounts of shares, with the first third vesting on the date the Award was granted, and one third vesting on each of the first and second anniversaries of the effective date of the Award. The restricted stock award agreement (“Restricted Stock Award Agreement”) includes certain confidentiality, customer and employee non-solicit and non-compete restrictions. The failure to comply with such restrictions would also cause any shares of unvested restricted stock to be forfeited.

Since June 15, 2026, Mr. Sefchick has also served as the Company’s Interim Chief Executive Officer and President. On July 22, 2026, the Compensation Committee approved additional compensation to Mr. Sefchick for these related duties. During the period he serves as Interim Chief Executive Officer, Mr. Sefchick will be paid an additional $10,000 per month. Mr. Sefchick will also be eligible to receive a $25,000 cash bonus payable upon the successful onboarding by the Company of a new Chief Executive Officer, provided that Mr. Sefchick remains continually employed by the Company through such time. Additionally, the Compensation Committee approved a discretionary bonus that may be payable to Mr. Sefchick for fiscal year 2027 in an amount of up to $90,000. In determining the amount of such discretionary bonus, if any, the Committee will consider the length of time that Mr. Sefchick serves as Interim Chief Executive Officer and his performance in such capacity. The payment of the discretionary bonus is contingent upon Mr. Sefchick’s continued employment by the Company through the date of determination.

The foregoing description of the Restricted Stock Award Agreement is not complete and is qualified in its entirety by reference to the full text of the Form of Restricted Stock Agreement under the Butler National Corporation 2016 Equity Incentive Plan attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated January 7, 2025. The full text of the Form of Restricted Stock Agreement is incorporated into this 8-K by reference.

Additionally, the Compensation Committee approved, and the Company entered into, a severance agreement (the “Severance Agreement”) and change in control agreement (the “Change in Control Agreement”) with Mr. Sefchick, each dated July 22, 2026, which are substantially similar to the agreements that the Company’s former Chief Executive Officer, Christopher J. Reedy, was a party.

The Severance Agreement provides that in the event Mr. Sefchick is terminated by the Company without “cause” (as defined in the Severance Agreement), he will be entitled to severance payments equal to twelve (12) months of base salary, so long as he executes a release of claims and complies with all non-compete and non-solicit covenants executed with the Company. Mr. Sefchick’s compensation under the agreement would be payable in equal installments in accordance with the Company’s normal payroll practices. If Mr. Sefchick were to violate any of the restrictive covenants, then the payments would be terminated, and he would be required to repay the Company the amounts previously paid to him within thirty (30) days following notice of the breach. The term of the Severance Agreement ends July 31, 2027.

The Change in Control Agreement provides that in the event of a “Change of Control” of the Company (as defined in the agreement) followed within two years by (a) the termination of Mr. Sefchick’s employment for any reason other than death, disability, retirement or “cause” or (b) the resignation of Mr. Sefchick due to “good reason,” then Mr. Sefchick will (i) be entitled to a lump sum cash amount equal to the sum of one and one-half times his highest compensation (salary plus bonus) for any consecutive 12 month period within the previous three years; and (ii) remain eligible for coverage under applicable medical, life insurance and long-term disability plans for two years following termination. Payment under the agreement is contingent upon Mr. Sefchick not voluntarily terminating his employment for ninety (90) days following a Change in Control without the consent of the Company. The term of the Change in Control Agreement ends (i) July 31, 2027, provided that a Change of Control has not occurred by such date, or (ii) upon the Board notifying Mr. Sefchick that he is no longer a key executive, subject to certain exceptions in the event that a Change in Control has occurred within the prior two years, or is known by the Board of Directors that a Change in Control may occur.

The description of each of the Severance Agreement and the Change in Control Agreement are qualified by their entirety by reference to the Forms of such agreements which are attached as Exhibits 10.2 and 10.3 to this Form 8-K, respectively. The full text of such agreements are incorporated into this Form 8-K by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1	Form of Restricted Stock Agreement, incorporated by reference to Exhibit 10.2 of the Company’s Form 8-K, filed with the SEC on January 8, 2025

Exhibit 10.2	Form of Severance Agreement, incorporated by reference to Exhibit 10.2 of the Company's Form 8-K dated July 17, 2025

Exhibit 10.3	Form of Change in Control Agreement, incorporated by reference to Exhibit 10.3 of the Company's Form 8-K dated July 17, 2025

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUTLER NATIONAL CORPORATION (Registrant)

July 24, 2026 Date	/s/ Adam B. Sefchick Adam B. Sefchick (Interim Chief Executive Officer and President and Chief Financial Officer)